UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

Aerie Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36152	20-3109565
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4301 Emperor Boulevard, Suite 400

Durham, North Carolina 27703

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (919) 237-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 6, 2021 (the “Effective Date”), Aerie Pharmaceuticals Ireland, Ltd. (“Aerie”), a subsidiary of Aerie Pharmaceuticals, Inc. (the “Company”), entered into a Collaboration and License Agreement (the “Agreement”) with Santen SA (“Santen”), which expands the scope of the existing Collaboration and License Agreement between Aerie and Santen Pharmaceutical Co., Ltd. entered into on October 28, 2020. Pursuant to the Agreement, Aerie granted to Santen the exclusive right to develop, manufacture, market and commercialize Rhopressa® (named Rhokiinsa® in Europe) and Rocklatan® (named Roclanda® in Europe) (collectively, the “Licensed Products”) in China, India, Europe, the Middle East, the Commonwealth of Independent States, Africa, parts of Latin America and the Oceania countries (such jurisdictions collectively, the “Territories”). Aerie will also transfer any marketing approvals issued in Aerie’s name in the Territories as of or prior to the Effective Date to Santen or its affiliates. Under the Agreement, Aerie granted Santen a first right of refusal to commercialize the Licensed Products in Canada.

Under the Agreement, Santen must pay Aerie an upfront payment of $88.0 million (“Upfront Payment”) and various development and regulatory milestones of up to $15.5 million and sales milestones of up to $60.0 million. Aerie will also be entitled to a supplemental upfront payment of $2.0 million payable by Santen on the latest to occur of (i) the Effective Date, (ii) the receipt by Santen of written evidence of the European Medicines Agency’s (“EMA”) approval of Aerie’s request to file certain variations to the marketing approval of Roclanda® and (iii) Aerie completing the filing of the variations noted in clause (ii) with the EMA within thirty days of the Effective Date. In addition, Santen will pay Aerie a royalty in excess of 25% of the Licensed Products’ net sales in the Territories, excluding China and India, and in excess of 20% of the Licensed Products’ net sales in China and India, except for net sales resulting from the commercial sale of certain Licensed Products that are manufactured by or on behalf of Santen in China and India. Amounts will be payable based on quarterly net sales multiplied by the applicable fixed percentage. Such consideration will consist of the cost of products supplied to Santen from Aerie and a royalty for Aerie’s intellectual property.

Santen will be responsible for sales, marketing and pricing decisions relating to the Licensed Products. Santen is also responsible for all development and commercialization costs and activities related to the Licensed Products in the Territories, except for a post-marketing clinical study to be conducted by Aerie in Europe for Roclanda®. Aerie will be responsible for the manufacture and supply of the Licensed Products utilizing its manufacturing plant in Athlone, Ireland. After the expiration of the royalty term, which is the later of (i) the expiration of the last to expire valid patent claim covering the Licensed Products and (ii) 12 years from the date of the first commercial sale of each Licensed Product under an NDA approval, marketing authorization or the equivalent, Santen will have the sole responsibility to manufacture and supply such Licensed Products.

The term of the Agreement commences on the Effective Date and continues on a country-by-country and product-by-product basis in the Territory until the expiration of the obligation to make payments under the Agreement with respect to each Licensed Product in each country or region. The Agreement may be terminated by either Aerie or Santen upon the other party’s material breach, bankruptcy or insolvency. Aerie may also terminate the Agreement upon a patent challenge by Santen or on a country-by-country basis upon a breach by Santen of its obligation to develop, obtain marketing approval of and commercialize the Licensed Products in certain of the Territories. Santen may terminate the Agreement in its discretion if Santen reasonably determines that the Licensed Products are not commercially viable in the Territory (effective upon 180 days’ prior written notice). In addition, in the event that patents are issued that may prevent the commercialization of the Licensed Products during the three-year period following marketing authorization of Rhopressa® in China, Santen would have the right to terminate the Agreement with respect to China only and require Aerie’s repayment of $8.0 million of the Upfront Payment. In the event of termination, the Licensed Products in the applicable Territories will revert to Aerie.

The above description of the Agreement is a summary only and is subject to, and qualified entirely by, the Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2021.

Item 7.01.	Regulation FD Disclosure.

On December 7, 2021, the Company issued a press release announcing the signing of a collaboration and license agreement with Santen. A copy of this press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01 (including Exhibit 99.1) is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that this information is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press release, dated December 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERIE PHARMACEUTICALS, INC.

Date: December 7, 2021	By:	/s/ Benjamin F. McGraw, III, Pharm.D
Benjamin F. McGraw, III, Pharm.D
Interim Executive Chair